November 17,  1995


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Dear Sir or Madam:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated December 23, 1994 (incorporated herein by reference to the 24f-2 Notice for the fiscal year ended October 31, 1994 filed on behalf of Aetna Series Fund, Inc.) as an exhibit to this Post-Effective Amendment No. 10 to Registration Statement on Form N-1A (File Nos. 811-6352 and 33-41694) and to my being named under the caption "Legal Matters" in the prospectus contained therein.



Sincerely,

/s/Susan E. Bryant

Susan E. Bryant
Counsel
Aetna Life Insurance and Annuity Company